Exhibit 10.6

THIS NOTE (AS DEFINED BELOW) IS ISSUED IN EXCHANGE FOR (WITHOUT ANY ADDITIONAL CONSIDERATION TO HOLDER) that certain PROMISSORY NOTE IN THE ORIGINAL PRINCIPAL AMOUNT OF $1,050,000.00 HAVING AN ORIGINAL ISSUE DATE OF JANUARY 31, 2019. FOR PURPOSES OF THE HOLDING pERIOD UNDER RULE 144 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED, THIS NOTE SHALL BE DEEMED TO HAVE BEEN ISSUED ON JANUARY 31, 2019.

PROMISSORY NOTE

U.S. $1,173,480.00	“Original Issue Date”: January 31, 2019

FOR VALUE RECEIVED, China Recycling Energy Corporation, a Nevada corporation (“Borrower”), promises to pay in lawful money of the United States of America to the order of Iliad Research and Trading, L.P., a Utah limited partnership, or its successors or assigns (“Lender”), the principal sum of $1,173,480.00, together with all other amounts due under this Promissory Note (this “Note”). This Note is issued and made effective pursuant to that certain Exchange Agreement dated as of April 14, 2019 (the “Exchange Date”), as the same may be amended from time to time (the “Exchange Agreement”), by and between Borrower and Lender, pursuant to which Lender exchanged the January Note (as defined in the Exchange Agreement) for this Note, pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

Borrower and Lender agree that the terms and provisions of the January Purchase Agreement (as defined in the Exchange Agreement) and the other Transaction Documents (as defined in the January Purchase Agreement) and the Exchange Agreement shall be deemed to apply in all respects to this Note. All references in the January Purchase Agreement and the other Transaction Documents to the term “Note” shall be deemed to mean and refer to this Note and not the January Note.

1. PAYMENT. Borrower shall pay to Lender the entire outstanding balance of this Note on or before the date that is twenty-four (24) months from the Original Issue Date (the “Maturity Date”). Borrower will make all payments of sums due hereunder to Lender at Lender’s address set forth in the January Purchase Agreement, or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and late charges, then to accrued interest and finally to principal.

2. INTEREST. Interest shall accrue on the outstanding balance of this Note at the rate of eight percent (8%) per annum from the Exchange Date until this Note is paid in full. All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note.

3. PREPAYMENT. Borrower may pay all or any portion of the amount owed earlier than it is due; provided that in the event Borrower elects to prepay all or any portion of the outstanding balance, it shall pay to Lender 125% of the portion of the outstanding balance Borrower elects to prepay. Early payments of less than all principal, fees and interest outstanding will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s remaining obligations hereunder.

4. REDEMPTIONS. Beginning on the date that is six (6) months from the Original Issue Date and at any time thereafter until this Note is paid in full, Lender shall have the right to redeem up to $750,000.00 of the Outstanding Balance during months six (6) – eight (8) following the Original Issue Date and any amount thereafter (the amount of each exercise, the “Redemption Amount”) by providing written notice (each, a “Redemption Notice”) delivered to Borrower by facsimile, email, mail, overnight courier, or personal delivery. Upon receipt of any Redemption Notice, Borrower shall pay the applicable Redemption Amount in cash to Lender within three (3) Trading Days of Borrower’s receipt of such Redemption Notice.

5. EVENT OF DEFAULT. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a) Failure to Pay. Borrower shall fail to pay when due, whether at stated maturity, upon acceleration or otherwise, any principal or interest payment, or any other payment required under the terms of this Note on the date due.

(b) Breaches of Covenants. Borrower or any other person or entity fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note, in the Exchange Agreement, in the January Purchase Agreement (including without limitation any covenant set forth in Section 4 of the January Purchase Agreement), any other Transaction Document, any other Exchange Document (as defined in the Exchange Agreement), or in any other agreement securing payment of this Note.

(c) Representations and Warranties. Any representation or warranty made by Borrower to Lender in this Note, the January Purchase Agreement, the Exchange Agreement, any other Transaction Document or Exchange Document, or any related agreement shall be false, incorrect, incomplete or misleading in any material respect when made or furnished.

(d) Voluntary Bankruptcy or Insolvency Proceedings. Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii)  make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated, or (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it.

(e) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator, or custodian of Borrower or of all or a substantial part of its property, or an involuntary case or other proceedings seeking liquidation, reorganization, or other relief with respect to Borrower or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement.

(f) Judgment. A judgment or judgments for the payment of money in excess of the sum of $1,000,000.00 in the aggregate shall be rendered against Borrower and either (i) the judgment creditor executes on such judgment or (ii) such judgment remains unpaid or undischarged for more than sixty (60) days from the date of entry thereof or such longer period during which execution of such judgment shall be stayed during an appeal from such judgment.

(g) Attachment. Any execution or attachment shall be issued whereby any substantial part of the property of Borrower shall be taken and the same shall not have been vacated or stayed within thirty (30) days after the issuance thereof.

(h) Cross Default. Borrower breaches or any event of default occurs under any term or provision of any Other Agreement (as defined hereafter). For purposes hereof, “Other Agreement” means collectively, all existing and future agreements and instruments between, among or by Borrower, on the one hand, and Lender, on the other hand.

Notwithstanding the foregoing, the occurrence of any event set forth in Section 5(b) above shall not be considered an Event of Default hereunder if such event is cured within seven (7) days of the occurrence thereof and the occurrence of any event set forth in Section 5(c), (f) – (h) shall not be considered an Event of Default hereunder if such event is cured with thirty (30) days of the occurrence thereof.

6. ACCELERATION; REMEDIES.

(a) At any time following the occurrence of an Event of Default (other than an Event of Default referred to in Sections 5(d) and 5(e)), Lender may, by written notice to Borrower, declare all unpaid principal, plus all accrued interest and other amounts due hereunder to be immediately due and payable at the Mandatory Default Amount (as defined below) without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 5(d) and 5(e), immediately and without notice, all outstanding unpaid principal, plus all accrued interest and other amounts due hereunder shall automatically become immediately due and payable at the Mandatory Default Amount, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Lender may exercise any other right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both. For purposes hereof, the term “Mandatory Default Amount” means an amount equal to 125% of the outstanding balance of this Note (which outstanding balance, for avoidance of doubt, shall include principal, interest, fees and any previously incurred prepayment penalty or redemption premium) as of the date the applicable Event of Default occurred, plus all interest, fees, and charges that may accrue on such outstanding balance thereafter.

(b) Upon the occurrence of a Change in Control (as defined below), and without further notice to Borrower, all unpaid principal, plus all accrued interest and other amounts due hereunder, shall become immediately due and payable. For purposes hereof, a “Change in Control” means a sale of all or substantially all of Borrower’s assets, or a merger, consolidation, or other capital reorganization of Borrower with or into another company, and does not include a significant equity financing; provided however that a merger, consolidation, or other capital reorganization in which the holders of the equity of Borrower outstanding immediately prior to such transaction continue to hold (either by the voting securities remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of Borrower, or such surviving entity, outstanding immediately after such transaction shall not constitute a Change in Control.

7. UNCONDITIONAL OBLIGATION; NO OFFSET. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make all payments due hereunder in accordance with the terms of this Note.

8. NO USURY. Notwithstanding any other provision contained in this Note or in any instrument given to evidence the obligations evidenced hereby: (a) the rates of interest and charges provided for herein and therein shall in no event exceed the rates and charges which result in interest being charged at a rate equaling the maximum allowed by law; and (b) if, for any reason whatsoever, Lender ever receives as interest in connection with the transaction of which this Note is a part an amount which would result in interest being charged at a rate exceeding the maximum allowed by law, such amount or portion thereof as would otherwise be excessive interest shall automatically be applied toward reduction of the unpaid principal balance then outstanding hereunder and not toward payment of interest.

9. ATTORNEYS’ FEES. If this Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Lender otherwise takes action to collect overdue amounts due under this Note or to enforce the provisions of this Note, then Borrower shall pay the reasonable costs incurred by Lender for such collection, enforcement or action including, without limitation, reasonable attorneys’ fees and disbursements.

10. GOVERNING LAW; VENUE. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Utah. The provisions set forth in the January Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

11. ARBITRATION OF DISPUTES. Borrower agrees that any dispute arising under this Note shall be subject to the Arbitration Provisions (as defined in the January Purchase Agreement) set forth as an exhibit to the January Purchase Agreement.

12. WAIVERS. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

13. LOSS OR MUTILATION. On receipt by Borrower of evidence reasonably satisfactory to Borrower of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction of this Note, on delivery of an indemnity agreement reasonably satisfactory in form and amount to Borrower or, in the case of any such mutilation, on surrender and cancellation of such Note, Borrower at its expense will execute and deliver, in lieu thereof, a new Note of like amount and tenor.

14. NOTICES. Any notice required or permitted hereunder shall be given in the manner provided in the subsection titled “Notices” in the January Purchase Agreement, the terms of which are incorporated herein by this reference.

15. AMENDMENT AND WAIVER. This Note and its terms and conditions may be amended, waived or modified only in writing by Borrower and Lender.

16. SEVERABILITY. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Note shall remain in full force and effect.

17. ASSIGNMENTS. Borrower may not assign this Note without the prior written consent of Lender. This Note may be offered, sold, assigned or transferred by Lender without the consent of Borrower.

18. FINAL NOTE. This Note, together with the other Transaction Documents, the Exchange Agreement, and the other Exchange Documents, contains the complete understanding and agreement of Borrower and Lender and supersedes all prior representations, warranties, agreements, arrangements, understandings, and negotiations. THIS NOTE, TOGETHER WITH THE OTHER TRANSACTION DOCUMENTS AND THE OTHER EXCHANGE DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

19. Waiver of Jury Trial. BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, BORROWER ACKNOWLEDGES THAT IT KNOWINGLY AND VOLUNTARILY IS WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

20. TIME IS OF THE ESSENCE. Time is of the essence of this Note and each and every provision hereof in which time is an element.

21. LIQUIDATED DAMAGES. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, default interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages.

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IN WITNESS WHEREOF, Borrower has caused this Note to be issued as of the date first set forth above.

BORROWER:

CHINA RECYCLING ENERGY CORPORATION

By:
Name:
Title:

[Signature Page to Promissory Note]